NEWS RELEASE

Silverado Releases Mineral Resource Estimates for its Nolan
Creek Property in Alaska

July 30, 2008, Vancouver, British Columbia. Silverado Gold Mines Ltd. (the "Company") (SLGLF OTCBB, SLGL Frankfurt www.silverado.com), is pleased to announce that it has received completed antimony and gold mineral resource estimates for its Nolan Creek property from Thomas K. Bundtzen ("Bundtzen") of Pacific Rim Geological Consulting Inc., the independent mining consultant commissioned by the Company to prepare a NI 43-101 Technical Report. The Technical Report dated July 29, 2008 was filed today on SEDAR and is available at www.sedar.com. The Nolan Creek property includes the Workman's Bench Gold-Antimony Deposit, Koyukuk District, Northern Alaska and the Nolan Creek placer gold deposits. The mineral resource estimate tables below do not include the most recent drilling results which have been reported in the Company's news release dated July 21, 2008.

Workman's Bench Antimony Mineral Resource Estimate

Bundtzen has confirmed the inferred mineral resource estimate of 24,090 short tons of antimony and gold mineralized rock with an estimated grade of 38.69 percent antimony and 0.446 oz/ton gold, which contains 9,321 short tons of antimony metal and 10,737 ounces of gold. The following table summarizes the mineral resource estimate for the Workman's Bench Gold-Antimony Deposit (effective July 2, 2008):

Category	Cut-Off Grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	4.0	24,090	38.69	9,321	0.446	10,737

Notes:

  Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There has been insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource, and it is uncertain if further exploration will result in upgrading the inferred mineral resource to an indicated or measured mineral resource category.
  Rounding may result in some discrepancies.
  No process recovery factors have been applied to these resource figures.
  The unit ton refers to short tons.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Nolan Creek Placer Gold Mineral Resource Estimate

Since 1994, mineral resource estimates have been made by the Company relating to the Nolan Creek placer gold deposit area. Bundtzen was given access to all exploration data previously acquired by the Company to determine the current resource estimate of placer gold in the Nolan Creek placer gold deposits. The table below summarizes the mineral resource estimate for the Nolan Creek placer gold deposit (effective July 2, 2008). Note that rounding to three significant figures may result in discrepancies:

Category	Cut-Off Grade (oz/cu yd Au)	Quantity (cu yd)	Gold Grade (oz/cu yd Au)	Metal (oz Au)
Indicated	0.06	66,800	0.095	6,250
Inferred	0.01	185,670	0.033	6,177

Notes:

  Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There has been insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource, and it is uncertain if further exploration will result in upgrading the inferred mineral resource to an indicated or measured mineral resource category.
  Rounding may result in some discrepancies.
  No processing recovery factors have been applied to these resource figures.
  The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

The Nolan Creek placer gold deposit occurs in steep 2nd and 3rd order streams and in discontinuous bench deposits above the modern valley floors, which have formed as a result of rapidly changing base levels caused by fluctuating past glacial conditions. As such the actual deposits are small and disjointed. Although drill densities and exploration activities have resulted in the discovery and test mining of individual placer gold deposits, the Company has not yet identified a resource base sufficient for establishing annual production levels over a sustained period of time. The Company may continue with test mining of small placer gold deposits at the Nolan Creek property without establishing that the placer gold deposits contain sustainable and commercially viable mineral deposits.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Assumptions and Methods

Bundtzen included the following steps during calculation of the indicated and inferred resources at Nolan Creek:

  personal inspection of both Workman's Bench lode-style and the Nolan Creek placer-style gold properties during 1994, 1999, 2004 and 2006-2008;
  database compilation and data validation;
  geological interpretation and modeling;
  compositing assay intervals to a common length;
  determination of average material density for both lode and placer properties;
  analysis of grade variability;
  polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones;
  assignment of appropriate cut-off grades, the lowest grade that can be mined economically;
  classification of confidence in the estimates with respect to CIM (2005) guidelines; and
  mineral resource tabulation and validation of the resource estimate.

Data Verification

During numerous personal inspections of the Nolan Creek properties (1994 to 2008) the QP has observed sample collection and sample preparation practices for lode-style and placer-style deposits.

On June 13 and 14, 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2007 exploration of the Workman's Bench property. A total of 18 mineralized intervals were examined. The analytical data was compared with each of the mineralized zones to confirm the elevated antimony and gold values in the sampled intervals.

Although drill core intervals can be checked through re-assay and inspection, placer intervals cannot be checked as the sample material is completely consumed during analysis. The QP has observed Silverado contractors preparing placer samples, concentrating and separating gold from the samples, weighing the recovered gold, and calculating the gold content per unit volume of material. The QP interviewed Silverado contractors involved in placer drill hole sampling and analysis during the 1990s and the 2003 to 2004 exploration programs. The QP is satisfied that this sampling and analysis was carried out in a sound manner.

Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much that the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values and confirm the existence of mineralization.

Qualified Person

The mineral resource estimates contained in this news release were prepared by Thomas K. Bundtzen, President of Pacific Rim Geological Consulting, Inc., who is independent of the Company as defined by NI 43-101. Bundtzen is a Certified Professional Geologist with the American Institute of Professional Geologists. Bundtzen is the author of NI 43-101 Technical Report entitled "Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska" dated July 29, 2008 which the Company has filed today on SEDAR. Bundtzen is a qualified person as defined by NI 43-101 and has verified the data contained in this news release for accuracy.

The mineral resource estimates reported in this news release were reported with reference to the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by the CIM Council on December 11, 2005 and referred to in NI 43-101, and are not compliant with US Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian Securities Administrators, are not defined terms under SEC Industry Guide 7. US investors are advised that NI 43-101 standards and the SEC's Industry Guide 7 standards are substantially different, and that many of the terms and concepts set out in and required to be disclosed by NI 43-101 as information material to the Company are neither recognized by the SEC nor included in or compliant with Industry Guide 7 standards. Investors are cautioned not to assume that any part or all of the mineral resource estimates in these categories will ever be confirmed or converted into a SEC Industry Guide 7 compliant "reserve".

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. The Company is developing low-rank coal water fuel that is designed to be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/ and the public parent corporation at http://www.silverado.com/.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Contact Information - Silverado Gold Mines Ltd.

Mailing Address	Telephone: (604) 689-1535
Suite 1820 - 1111 West Georgia St	Facsimile: (604) 682-3519
Vancouver, British Columbia	Toll Free: 1-800-665-4646
Canada V6E 4M3	(Canada and USA only)

Trading Symbols	Investor Relations: E-mail: ir@silverado.com
OTC BB - SLGLF	Public Relations: E-mail: pr@silverado.com
FRANKFURT - SLGL	Media Relations: E-mail: jay@silverado.com

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com